AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON January 20, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-A/A
Amendment No. 1
Amending Form 8-A dated January 20, 2010

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Andatee China Marine Fuel Services Corporation

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	80-0445030
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Dalian Ganjingzi District, Dalian Wan Lijiacun
Unit C, No. 68 West Binhai Road, Xigang District Dalian
People’s Republic of China

 (Address of Principal Executive Offices)(Zip Code)

If this form relates to the registration
of a securities pursuant to Section
12(b) of the Exchange Act and is
effective upon filing pursuant to
General Instruction A.(c), please check
the following box. ☒

If this form relates to the
registration of a class of securities
pursuant to Section 12(g) of the
Exchange Act and is effective pursuant
to General Instruction A.(d), please
check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-161577

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

     Securities to be Registered Pursuant to Section 12(g) of the Act:             None

Explanatory Note

This Form 8-A/A (Amendment No. 1) amends the Form 8-A/A filed by the registrant on January 20, 2010.

Item 1.   Description of Registrant’s Securities to be Registered.

               The description of securities required by this Item is contained in the registration  statement of the Registrant on Form S-1 (File No. 333-161577) filed with the U.S. Securities and Exchange Commission on August 27, 2009, and subsequently amended on October 21, November 16, December 10, December 28, 2009, respectively, and on January 4, January 13 and January 19, 2010, respectively, and as further amended from time to time thereafter (the “Registration  Statement”) and is incorporated  herein by reference to such filing. See "Description of Securities."

Item 2.   Exhibits

         The  following  exhibits  required  to be filed by this item are either filed herewith or,  pursuant to Rule 12b-32 of the Exchange Act, incorporated herein by reference  to  the  exhibits  filed  by the  registrant  with  the  Registration Statement:

1.              Specimen copy of the Common Stock Certificate (Exhibit 4.2 to the RegistrationStatement).*
2.              Certificate of Incorporation, as amended (Exhibits 3.1(i) and (ii) to the RegistrationStatement).*
3.              Bylaws, as amended (Exhibit 3.1(ii) to the Registration Statement).*
__________________________

*   Incorporated herein by reference to the exhibits filed by the registrant with the Registration Statement

              Pursuant to the  requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant  has duly caused this  registration  statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:   January 20, 2010

Andatee China Marine Fuel Services Corporation

By:	/s/ An Fengbin
An Fengbin
President and Chief Executive Officer

EXHIBIT INDEX

No.                                                       DESCRIPTION

1.              Specimen copy of the Common Stock Certificate (Exhibit 4.2 to the RegistrationStatement).
2.              Certificate of Incorporation, as amended (Exhibits 3.1(i) and (ii) to the RegistrationStatement).
3.              Bylaws, as amended (Exhibit 3.1(ii) to the Registration Statement).